                                                                   Exhibit 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-86192) and Form S-8 (Nos. 333-42398,333-42400,
333-42402, 333-42404, 333-62744) of Manufacturers' Services Limited of our report dated January 28, 2003, except for Note 1 and Note 20, as to which the date is March 27, 2003, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Boston, Massachusetts
March 31, 2003